UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

iBASIS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-27127	04-3332534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Second Avenue, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 505-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 23, 2009, iBasis, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with KPN B.V. (“Purchaser”), Koninklijke KPN N.V. (“KPN”) and Celtic ICS Inc. (“Merger Sub”).  The Settlement Agreement addresses certain matters concerning the tender offer by Purchaser, which is a wholly owned subsidiary of KPN, pursuant to which Purchaser has offered to buy all outstanding shares of the Company’s common stock, par value $0.001 per share (“Shares”) that it does not already own for the Offer Price (as defined below), upon the terms and subject to the conditions set forth in the offer to purchase dated July 28, 2009 (the “Offer to Purchase”) and the related letter of transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”). The Offer is described in a Tender Offer Statement and Rule 13e-3 Transaction Statement filed by KPN and Purchaser under cover of Schedule TO (together with exhibits, as amended, the “Schedule TO”) with the Securities and Exchange Commission (the “SEC”) on July 28, 2009. The following is a summary of the material provisions of the Settlement Agreement and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  This summary of terms has been included in this Current Report on Form 8-K to provide you with information regarding the terms of the Settlement Agreement and is not intended to modify or supplement any factual disclosures about the Company, KPN, Purchaser or Merger Sub (or their affiliates) in public reports filed with the SEC.  In particular, the Settlement Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company, KPN, Purchaser or Merger Sub (or their affiliates).

Dismissal of Litigation and Mutual Releases.  Pursuant to the terms of the Settlement Agreement, substantially concurrently with the execution and delivery of the Settlement Agreement, counsel to KPN, the Company and the special committee, on behalf of their respective clients, entered into, and on November 23, 2009 will file with the Delaware Court of Chancery and the United States District Court for the Southern District of New York, stipulations in the litigation entitled iBasis, Inc. v. Koninklijke KPN N.V., et al., Civil Action No. 09-7288 (AKH), pending in the United States District Court for the Southern District of New York (the “Delaware Litigation”) and the litigation entitled iBasis, Inc. v. Koninklijke KPN N.V., et al.,; KPN B.V. and Koninklijke KPN N.V. v. IBasis, Inc., et al., Civil Action No. 4774-VCS, pending in the Chancery Court of the State of Delaware (the “New York Federal Litigation”) dismissing with prejudice the respective claims of each of the parties in those proceedings.

In addition, the Settlement Agreement provides that KPN, Purchaser, Merger Sub and the Company, on behalf of themselves and each of their affiliates, directors, officers, employees, successors, agents, representatives and assigns, release each other from all existing and future claims arising out of or that are directly related to the allegations made in the Delaware Litigation or the New York Federal Litigation.

Termination of Rights Agreement.  Pursuant to the terms of the Settlement Agreement, the Company will terminate the Rights Agreement (as defined in Item 1.02 below) within four business days of the date of the Settlement Agreement.

The Offer.  The Settlement Agreement requires KPN, Purchaser and Merger Sub to amend the Offer to increase the purchase price to $3.00 per Share, net to the seller in cash, without interest and less required withholding taxes (the “Offer Price”), to provide that the conditions will be as set forth in “— Conditions to the Offer” below and not others, to provide that the expiration date is December 8, 2009 and to otherwise conform to the requirements of the Settlement Agreement.  KPN, Purchaser and Merger Sub expressly reserve the right to waive any of the conditions to the Offer and to make any other changes in the terms of or conditions to the Offer; provided that KPN, Purchaser and Merger Sub may not (i) reduce the amount of, or change the form of, the consideration to be paid in the Offer or reduce the number of Shares sought in the Offer, (ii) amend or waive satisfaction of the “Majority-of the-Minority Condition,” which condition requires there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares representing at least a majority of the Shares outstanding immediately prior to the expiration of the Offer, excluding Shares owned by Purchaser, KPN, Merger Sub or any of their respective affiliates or any director or officer of Purchaser, KPN, Merger Sub or the Company, impose additional conditions to the Offer, amend, modify, supplement, or otherwise change any of the conditions to the Offer set forth in “— Conditions to the Offer” below, (iii) amend any other term of the Offer in any manner adverse to the stockholders of the Company (other than KPN and its affiliates) or that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Offer or (iv) extend the expiration date of the Offer except as otherwise provided in the Settlement Agreement.  In addition, the Majority-of-the-Majority Condition is nonwaivable.

Extensions of the Offer.  KPN, Purchaser and Merger Sub may extend the Offer for two successive periods not to exceed 10 business days each, until the conditions to the Offer are satisfied or waived if any of the conditions is not satisfied or waived on any scheduled expiration date of the Offer.  In no event will Purchaser be required or permitted to extend the Offer beyond January 8, 2010.  The Settlement Agreement obligates Purchaser to extend the Offer (but not beyond January 8, 2010) for a period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period otherwise required by applicable law.

The Settlement Agreement obligates Purchaser, subject to the terms and conditions set forth therein and to the satisfaction or waiver of the conditions set forth in “— Conditions to the Offer” below, to accept for payment and pay for, promptly after the expiration of the Offer, all Shares validly tendered and not withdrawn pursuant to the Offer and validly tendered in any subsequent offering period.  The date on which Shares are first accepted for payment pursuant to the Offer is referred to as the “Acceptance Date.”

Subsequent Offering Period.  Following expiration of the Offer, Purchaser may, in its sole discretion, provide a subsequent offering period in accordance with Rule 14d-11 of the Exchange Act.

Directors and Officers.  The Settlement Agreement provides that at or prior to the Acceptance Date the Company shall obtain the resignation of each of its current directors (other than Purchaser’s designees), effective as of the Acceptance Date, and take all other action necessary to cause Purchaser’s designees to be elected or appointed to the Company’s board, effective as of the Acceptance Date.

Bylaw Amendments.  The Settlement Agreement provides that, at or prior to the Acceptance Date, the Company’s board will amend the Company’s bylaws to remove Section 3.2 of the bylaws (which relates to certain special director nomination provisions).  In addition, the Company’s board will amend Section 8.1 of the Company’s bylaws to provide that, during the Control Period (as defined in the Company’s bylaws), bylaw amendments by the Company’s board may be effected by resolution of the board and will not require the separate approval of a majority of the non-KPN directors. These amendments are referred to as the “Specified Bylaw Amendments”.

Short-Form Merger.  The Settlement Agreement provides that if, as a result of the consummation of the Offer, KPN and its affiliates own at least 90% of the outstanding Shares, the parties will take all necessary and appropriate action to cause Merger Sub to be merged into the Company (the “Merger”) as soon as practicable without a meeting of stockholders of the Company by way of a short-form merger in accordance with Section 253 of the Delaware General Corporation Law (the “DGCL”).

Stock Options.  The Settlement Agreement provides that at or immediately prior to the effective time of the Merger, each option to purchase Shares that is outstanding, whether or not vested or exercisable, will vest and be canceled, and the Company will pay the holder of any such option at or promptly after the effective time of the Merger an amount in cash equal to the excess, if any, of the Offer Price over the applicable exercise price per Share of such option, multiplied by the number of Shares issuable upon exercise of such option. The Settlement Agreement also provides that, on the Acceptance Date, each unvested option to purchase Shares that are held by a member of the Company’s board will vest and become exercisable, and will be treated, at the effective time of the Merger, in the manner stated above.

Rule 14d-10 Matters.  The Settlement Agreement provides for certain covenants on the part of the Company relating to Rule 14d-10 of the Exchange Act and approvals that are to be made by the special committee with respect to employment compensation, severance and other employee benefit plans entered into prior to the Acceptance Date.

Other Restrictions on Company Actions.  The Settlement Agreement provides that the Company, the special committee, the board of directors of the Company and the members of the special committee and the board of directors of the Company shall not (a) adopt or propose to adopt any stockholder rights plan prior to the termination of the Settlement Agreement or (b) commence (or threaten to commence) any litigation seeking to or that would reasonably be expected to impede, frustrate, prevent, enjoin, alter or materially delay the Offer or any of the other transactions contemplated by the Settlement Agreement, but only to the extent that any such litigation is based primarily on facts known to the members of the special committee as of the date of the Settlement Agreement.

Adverse Recommendation Change.  The Settlement Agreement provides that the special committee will (i) recommend that the Company’s stockholders tender their Shares in the Offer (the “Special Committee Recommendation”) and (ii) not withhold, withdraw, qualify or modify in a manner adverse to KPN or fail to make the Special Committee Recommendation or publicly recommend or announce its intention to take any action or make any statement inconsistent with the Special Committee Recommendation.  However, the Settlement Agreement provides that if the special committee determines in good faith (after considering the advice of its outside legal and financial advisors) that continuing to make this recommendation could reasonably be determined to be inconsistent with its fiduciary duties under Delaware Law, then the special committee may make an adverse recommendation change, in which case the obligations of the special committee under the immediately preceding sentence will cease.  The Settlement Agreement further provides, however, that the special committee may not make an adverse recommendation change until after at least 48 hours following KPN’s receipt of written notice from the Company advising KPN that the special committee intends to make such an adverse recommendation change and the reasons therefor and the special committee considers any modifications proposed by KPN during such 48-hour period in order to eliminate the need for such adverse recommendation change.

Resignation of Ofer Gneezy and Gordon VanderBrug.  In connection with the Settlement Agreement, at the request of Purchaser, Ofer Gneezy and Gordon VanderBrug each have delivered to Purchaser letters of resignation agreeing that, effective immediately upon the acceptance of Shares by Purchaser on the Acceptance Date, such person shall resign in his capacity as a member of the Company Board and in all other capacities in which he is employed by the Company.  Such resignations will constitute “good reason” under each of Mr. Gneezy and Dr. VanderBrug’s employment agreement.

Conditions to the Offer.  Pursuant to the Settlement Agreement, Purchaser is not required to accept for payment or pay for any Shares pursuant to the Offer if:

(a) the Settlement Agreement shall have been terminated in accordance with its terms; or

(b) at the expiration of the Offer;

(i)             the Majority-of-the-Minority Condition shall not have been satisfied;

(ii)          any of the other conditions to the Offer set forth in the Schedule TO (as amended by Amendment Nos. 1 through 7 thereto) shall not have been satisfied;

(iii)       the special committee shall have withheld, withdrawn, qualified or modified in a manner adverse to KPN or failed to make the Special Committee Recommendation or publicly recommended or announced its intention to take any action or make any statement inconsistent with the Special Committee Recommendation; and

(iv)      the Company shall not have (A) taken the actions necessary to cause the Specified Bylaw Amendments to become effective, (B) delivered to Purchaser the director resignations contemplated by the Settlement Agreement, which resignations shall be valid, binding and effective or (C) otherwise performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it as described under “—Directors and Officers”, “— Bylaw Amendments” and “—Rule 14d-10 Matters” above.

Subject to the terms and conditions of the Settlement Agreement, the foregoing conditions to the Offer are for the sole benefit of KPN, Purchaser and Merger Sub and, subject to the terms and conditions of the Settlement Agreement and the applicable rules and regulations of the SEC, may be waived by KPN, Purchaser or Merger Sub, in whole or in part, at any time; provided that Majority-of-the-Minority Condition is nonwaivable.

Termination.  The Settlement Agreement may be terminated and the Offer may be abandoned:

•                  at any time prior to the effective time of the Merger by mutual written agreement of the Company (provided that such termination has been approved by the special committee) and KPN; or

•                  by either the Company (provided that such termination has been approved by the special committee) or KPN, if prior to the Acceptance Date:

•                  the Acceptance Date has not occurred on or before January 8, 2010 (except that this right to terminate the Settlement Agreement will not be available to any party whose breach of any provision of the Settlement Agreement results in the failure of the Offer to be consummated by such time),

•                  there is a law or final non-appealable judgment, injunction, order or decree of any governmental authority with competent jurisdiction restraining, prohibiting or otherwise making illegal the consummation of the Offer, or

•                  by KPN prior to the Acceptance Date if, prior to the Acceptance Date, the special committee has made an adverse recommendation change as described under “— Adverse Recommendation Change” above that remains in effect; or

•                  by the Company if Purchaser shall have terminated the Offer (other than in connection with a valid termination of the Settlement Agreement) or Purchaser shall fail to accept for payment and pay for Shares validly tendered and not withdrawn in the Offer at the expiration thereof.

Effect of Termination.  If the Settlement Agreement is terminated in accordance with its terms, the Settlement Agreement will become void and of no effect with no liability on the part of any party (or any stockholder, director, officer, employee, agent or advisor of such party) to the other party; provided that if such termination results from a material breach of the Settlement Agreement, such party will be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such breach.  The termination of the Settlement Agreement will not, however, terminate the sections of the Settlement Agreement relating to the dismissal of the iBasis Delaware Action and iBasis New York Action, the parties’ mutual releases, the termination of the Rights Agreement or certain of the Company’s covenants under “—Other Restrictions on Company Actions” above.

Expenses.  All costs and expenses incurred in connection with the Settlement Agreement will be paid by the party incurring such cost or expense.

Amendments or Waivers.  Any provision of the Settlement Agreement may be amended or waived prior to the effective time of the Merger if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Settlement Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that any such amendment or waiver by the Company will require the approval of the special committee.

Item 1.02               Termination of a Material Definitive Agreement.

As disclosed in the Company’s Current Report on Form 8-K filed on July 30, 2009, the Company entered into a Rights Agreement (the “Rights Agreement”), dated as of July 30, 2009, by and between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”).  Pursuant to the terms of the Settlement Agreement described in Item 1.01 above, the Company and the special committee to the Company’s Board of Directors have agreed to take all action necessary to terminate the Rights Agreement by entering into an amendment to the Rights Agreement within four business days following the execution and delivery of the Settlement Agreement.

Item 3.03               Material Modification to Rights of Security Holders.

See the description set forth under “Item 1.02 - Termination of a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On November 23, 2009, Ofer Gneezy, the Company’s President and Chief Executive Officer, and Gordon J. VanderBrug, the Company’s Executive Vice President, executed letters of resignation for “good reason” with the Company and Purchaser (the “Resignation Letters”).  The Resignation Letters are subject to, and effective only upon, the consummation of the Offer (the “Termination Date”).  The conditions for consummation of the Offer are described in Item 1.01 above.

In addition, on November 23, 2009, pursuant to the Settlement Agreement, certain of the Company’s directors, including Robert H. Brumley, Charles Corfield and W. Frank King, will resign from the Company’s Board of Directors subject to, and effective only upon, the consummation of the Offer.

(e)           As disclosed in the Company’s Current Report on Form 8-K filed on May 14, 2009, the Company entered into severance and change-in-control agreements with its executive officers, including Ofer Gneezy and Gordon J. VanderBrug, on May 11, 2009 (the “Agreements”).  The Resignation Letters confirm  that the severance benefits set forth in the Agreements will be paid upon the resignation of Mr. Gneezy and Mr. VanderBrug if the Offer is consummated.  The Agreements provide that, in the event of a termination of employment by the Company without “cause” or by the executive for “good reason,” as such terms are defined in the agreement, the executive will be entitled to payment of a pro-rata annual bonus up to the date of termination, the continuation of base salary for a period of 24 months following the termination date, payment of an amount equal to two times the executive’s full target annual bonus for the year in which the termination occurs, the right to exercise any stock options granted under the applicable stock plan for the shorter of the period provided under the applicable stock plan or 90 days following the termination date to the extent that such stock options are vested and exercisable during such period, payment of restricted stock that would have vested within 90 days following termination and the continued payment of the employer-paid premiums for medical, dental and other health benefits for the 24 month severance period. In exchange for the severance and change in control benefits, the agreements also contain non-competition and non-solicitation provisions by which the executives have agreed to be bound during their respective severance periods and require the executives to enter into general releases of all claims against the Company, its affiliates, agents and employees in order to receive the termination benefits.  In addition, the Resignation Letters amend the Agreements to provide (i) the payment of the pro rata annual bonus for 2009, which may be the full amount of such bonus if the termination occurs in 2010, and (ii) that any stock options owned by Mr. Gneezy and Dr. VanderBrug, which otherwise would have remained unvested, will vest fully as of the Termination Date.  The consummation of the Offer and the Merger will not constitute a change in control for purposes of the Agreements.

Item 8.01               Other Events.

On November 23, 2009, the Company issued a joint press release with KPN announcing the material terms of the Settlement Agreement, the description of which set forth under “Item 1.01 - Entry into a Material Definitive Agreement” and is incorporated by reference into this Item 8.01.  In addition, a copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Settlement Agreement, dated November 23, 2009, among the Company, KPN B.V., Koninklijke KPN N.V. and Celtic ICS Inc.

10.2	Resignation Letter of Ofer Gneezy, dated November 23, 2009.

10.3	Resignation Letter of Gordon J. VanderBrug, Ph.D., dated November 23, 2009.

99.1	Press Release, dated November 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iBASIS, INC.

By:	/s/ Mark S. Flynn
Name:	Mark S. Flynn
Title:	Chief Legal Officer and Corporate Secretary

Date:  November 23, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1	Settlement Agreement, dated November 23, 2009, among the Company, KPN B.V., Koninklijke KPN N.V. and Celtic ICS Inc.

10.2	Resignation Letter of Ofer Gneezy, dated November 23, 2009.

10.3	Resignation Letter of Gordon J. VanderBrug, Ph.D., dated November 23, 2009.

99.1	Press Release, dated November 23, 2009.